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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             WASTE CONNECTIONS, INC.

                           (EFFECTIVE MARCH __, 1998)



                                    ARTICLE I

                                     OFFICES

               Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of Newcastle, State of Delaware.

               Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

               Section 1. Place of Meetings. All meetings of the stockholders for the election of Directors shall be held at the principal office of the corporation in Roseville, California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors.

               Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1999, shall be held on the second Tuesday of May in each year, if not a legal holiday and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors, at which they shall transact such business as may properly be brought before the meeting.

               Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote



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at such meeting not less than ten nor more than sixty days before the date of the meeting, except as may otherwise be provided by law.

               Section 4. Special Meetings. Stockholders are not permitted to call a special meeting of stockholders or to require the Board of Directors or officers of the Corporation to call such a special meeting. A special meeting of stockholders may only be called by a majority of the Board of Directors, by the President or by the Chairman of the Board. The business permitted to be conducted at a special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting or properly brought before the meeting by or at the direction of the Board of Directors. Any action required or permitted to be taken by the stockholders must be taken at a duly called and convened annual meeting or special meeting of stockholders and cannot be taken by consent in writing; provided, however, that the foregoing shall not apply prior to the completion by the Corporation of an IPO (as defined in the Certificate of Incorporation).

               Section 5. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

               Section 6. Quorum. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

               Section 7. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or in his absence (or election not to preside) by the Vice Chairman, if any, or in his absence (or election not to preside) by the President, or in his absence (or election not to preside) by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence (or election not to so act) the chairman of the meeting may appoint any person to act as secretary of the meeting.

               Section 8. Conduct of Meetings. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting



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to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

               Section 9. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors; provided, however, that the following procedures shall not apply to the nomination of persons for election as Directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee appointed by the Board of Directors or by any common stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the Board of Directors or by any committee appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a Director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation by the holders of Common Stock of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that a nomination was not made in



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accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

               Section 10. Advance Notification of Business to be Transacted at Stockholder Meetings. To be properly brought before the annual or any special meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors or any committee appointed by the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before any annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

               No business shall be conducted at the annual or any special meeting of stockholders unless it is properly brought before the meeting in accordance with the procedures set forth in this Section 10, provided, however, that nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with the procedures set forth in this Section 10. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 10 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

               Section 11. Compliance with Securities and Exchange Act of 1934. Notwithstanding any other provision of these bylaws, on completion of an IPO the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to stockholders any stockholder proposal not required to



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be included in its proxy material to stockholders in accordance with such Act, rules, or regulations.

               Section 12. Adjournment of Meetings. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               Section 13. Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

                                   ARTICLE III

                                    DIRECTORS

               Section 1. Number of Directors. The number of Directors which shall constitute the entire Board of Directors shall be as set by the Board of Directors from time to time, and shall initially be five. No reduction in the number of Directors constituting the entire Board of Directors shall have the effect of removing any Director before that Director's term of office expires.

               Section 2. Term of Office. Subject to the provisions of the certificate of incorporation, each Director, including a Director elected to fill a vacancy, shall hold office until such Director's successor is elected and qualified or the earlier resignation or removal of such Director.

               Section 3. Meetings of the Board of Directors. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

               Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

               Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, the President or the Secretary or by resolution of



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the Board of Directors. Unless waived, notice of the time and place of special meetings shall be delivered to each Director either (i) personally (either orally or in writing), (ii) by telephone, (iii) by telex, telecopy or other facsimile transmission, or (iv) by first-class mail, postage prepaid, addressed to a Director at that Director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting (ten days in the case of a Director whose address as shown on the records of the Corporation is outside of the United State of America). If the notice to a Director is delivered in any other manner it shall be delivered (which shall for this purpose mean received by the Director) at least 24 hours before the time of the holding of the meeting.

               Section 6. Quorum. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               Section 7. Action Without A Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Written consents representing actions taken by the Board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

               Section 8. Meetings by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee established by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

               Section 9. Organization. Meetings of the Board of Directors shall be presided over by the Chairman, if any, or in his absence by the Vice Chairman, if any, or in the absence of the foregoing persons by a chairman chosen at the meeting.

               Section 10. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, establish one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.



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                      In the absence or disqualification of a member of a
committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                      Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided that no such committee shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

               Section 11. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                     NOTICES

               Section 1. Notice of Meetings of Stockholders and Directors. Except as provided in Article III, Section 5 of these bylaws, whenever notice is required by law, the certificate of incorporation or these bylaws to be given to any Director or stockholder, such notice shall be in writing and delivered personally, by mail or by telegram or other electronic means, postage and charges prepaid, addressed to such Director or stockholder, at his or her address as it appears on the records of the corporation, and such notice shall be deemed given when the same shall be delivered personally, delivered to the agent for transmission or deposited in the United States mail.

               Section 2. Waiver of Notice. Whenever any notice is required by law, the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



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                                    ARTICLE V

                                    OFFICERS

               Section 1. Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also appoint a Chairman of the Board and one or more vice chairmen, vice presidents, assistant secretaries or assistant treasurers. Any number of offices may be held by the same person, unless the certificate or incorporation or these bylaws otherwise provide.

               Section 2. Appointment of Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

               Section 3. Assistant Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

               Section 4. Officers' Salaries. The salaries of all officers and agents of the corporation shall be fixed by or pursuant to the authority of the Board of Directors.

               Section 5. Terms of Office. The officers of the corporation shall hold office until their successors are chosen and qualify, or until his resignation or removal. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

               Section 6. Powers and Duties of Officers. The President shall be the Chief Executive Officer of the Corporation shall have such powers in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to such office. The President and Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect.

               The other officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors or delegated to them by the President and Chief Executive Officer and, to the extent not so provided or delegated, as generally pertain to their respective offices, subject to the control of the Board of Directors and the President and Chief Executive Officer. Without limiting the foregoing, the Secretary shall have the duty to record the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose.



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                                   ARTICLE VI

                               STOCK CERTIFICATES

               Section 1. Form of Certificate. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the Board of Directors or the president or a vice president and by the treasurer, an assistant treasurer, the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

               Section 2. Consideration. Certificates may be issued for partly paid shares and, in such case, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified on the face or back of the certificates issued to represent any such partly paid shares.

               Section 3. Classes or Series of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of any certificate that the corporation shall issue to represent shares of such class or series of stock; provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu thereof, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights may be set forth on the face or back of each certificate that the corporation shall issue to represent shares of such class or series of stock.

               Section 4. Facsimile Signatures. Any or all of the signatures on any such certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

               Section 5. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, on the taking of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it



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may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

               Section 6. Transfer of Stock. Subject to applicable law, on surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

               Section 7. Stockholders of Record. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                   ARTICLE VII

                               GENERAL PROVISIONS

               Section 1. Dividends. Subject to applicable law and the certificate of incorporation, dividends on the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, shares of the capital stock or other property.

               Section 2. Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it is created.

               Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

               Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

               Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.



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               Section 6. Seal. The corporation shall have a corporate seal, which may be altered at pleasure, and which may have inscribed thereon the name of the corporation, the year of its organization and the words "Incorporated, Delaware", or which may have inscribed thereon, any other words, including but not limited to the words "Corporate Seal" as the officers may designate. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or otherwise.

               Section 7. Entire Board. As used in these bylaws, "entire Board of Directors" means the total number of Directors which the Corporation would have if there were no vacancies in the Board of Directors.

               Section 8. Severability. Any determination that any provision of these bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.

               Section 9. Pronouns. All pronouns used in these bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.



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                            CERTIFICATE OF SECRETARY


               The undersigned, Secretary of Waste Connections, Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of said corporation, as amended and in full force and effect at the date of this Certificate.

               WITNESS the signature of the undersigned and the seal of the corporation this March __, 1998.



[SEAL]                                         _________________________________
                                               Darrell Chambliss, Secretary of
                                               Waste Connections, Inc.



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